EXHIBIT (i)(2)

CONSENT OF COUNSEL

     I consent to the incorporation by reference in this Post-Effective Amendment No. 21 to the Registration Statement of Eaton Vance Municipals Trust II (1933 Act File No. 33-71320) of my opinion dated March 31, 1999, which was filed as Exhibit (i) to Post-Effective Amendment No. 12.

/s/ Maureen A. Gemma
Maureen A. Gemma, Esq.

May 25, 2006 Boston, Massachusetts